Exhibit 99.1

CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of CenterState Bank Corporation (“CenterState”), as Appendix B to the Joint Proxy Statement/Prospectus which forms a part of this Amendment No. 1 to the Registration Statement on Form S-4 filed on the date hereof (the “Registration Statement”) relating to the proposed merger of HCBF Holding Company, Inc. with and into CenterState and to the references to such opinion and the quotation or summarization of such opinion contained therein.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

/S/ KEEFE, BRUYETTE & WOODS, INC.

Dated: October 26, 2017

Keefe, Bruyette & Woods, Inc.    •    787 Seventh Avenue    •    New York, NY, 10019